Exhibit 23.2

Pollard-Kelley Auditing Services, Inc.

3250 West Market St., Suite 307

Fairlawn, OH 44333

(330) 864-2265

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE:	Southland Health Services, Inc.

Registration Statement on Form S-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of Southland Health Services, Inc. of our report dated May 26, 2006, with respect to the consolidated balance sheet of Southland Health Services, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003, and also to the reference to our firm under the heading “Experts” in the prospectus which is a part of this Registration Statement.

Very truly yours,

Pollard-Kelly Auditing Services, Inc.

/s/ Pollard-Kelly Auditing Services, Inc.

Fairlawn, Ohio

June 5, 2006